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                                                                     EXHIBIT 5.1

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
                                                   BASS, BERRY & SIMS PLC
        KNOXVILLE OFFICE               A PROFESSIONAL LIMITED LIABILITY COMPANY            DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                   ATTORNEYS AT LAW                         AMSOUTH CENTER
      KNOXVILLE, TN 37902                                                          315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                               REPLY TO:                        NASHVILLE, TN 37238-3001
                                                    AMSOUTH CENTER                          (615) 742-6200
         MEMPHIS OFFICE                    315 DEADERICK STREET, SUITE 2700
   THE TOWER AT PEABODY PLACE                  NASHVILLE, TN 37238-3001                   MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                      (615) 742-6200                       29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                            NASHVILLE, TN 37203-4322
         (901) 543-5900                           WWW.bassberry.com                         (615) 255-6161
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                                February 4, 2005

Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087

      Re: Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the "Commission") on the date hereof (such Registration Statement being referred to hereinafter as the "Registration Statement"). The Registration Statement relates to the issuance by Wilson Bank Holding Company, a Tennessee corporation (the "Company"), of 194,766 shares of its common stock, par value $2.00 per share (the "Common Stock"), in connection with the proposed merger (the "Merger") of Community Bank of Smith County, an independent, state chartered bank organized under the laws of the State of Tennessee, with and into Wilson Bank and Trust, a state chartered bank organized under the laws of the State of Tennessee and a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated November 16, 2004, by and among the Company, Wilson Bank and Trust and Community Bank of Smith County.

      In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company in connection with the Merger, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

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February 4, 2005
Page 2

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very Truly Yours,

                                                   /s/ Bass, Berry & Sims PLC